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                                                                    EXHIBIT 99.3


                                OFFER TO EXCHANGE
                      7.25% CLASS A SECURED NOTES DUE 2009,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                      7.25% CLASS A SECURED NOTES DUE 2009,
                                       OF
                             AMERICAN AIRLINES, INC.

                                                                    ______, 2004

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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We are enclosing herewith an offer by American Airlines, Inc. (the "Company") to exchange (the "Exchange Offer") registered 7.25% Class A Secured Notes due 2009 (the "New Class A Notes") for any and all of its outstanding 7.25% Class A Secured Notes due 2009 (the "Old Class A Notes"), upon the terms and subject to the conditions set forth in the accompanying prospectus, dated ______, 2004 (the "Prospectus"), and related Letter of Transmittal and instructions thereto (the "Letter of Transmittal").

     A Letter of Transmittal is being circulated to holders of Old Class A Notes with the Prospectus. Holders may use it to effect valid tenders of Old Class A Notes. The Exchange Offer also provides a procedure for holders to tender the Old Class A Notes by means of guaranteed delivery.

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters issued to third parties, and subject to the immediately following sentence, we believe that New Class A Notes issued pursuant to the Exchange Offer in exchange for Old Class A Notes may be offered for resale, resold or otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act"). However, any purchaser of Old Class A Notes who is an "affiliate" of ours or who intends to participate in the Exchange Offer for the purpose of distributing the New Class A Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) will not be able to tender Old Class A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Class A Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. Holders of Old Class A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives New Class A Notes for its own account in exchange for Old Class A Notes that were acquired as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Class A Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with the resales of New Class A Notes received in exchange for Old Class A Notes. The Company has agreed that, for a period of 90 days after the date of the Prospectus, it will make the Prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any such resale.

     Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Class A Notes for, any Old Class A Notes not accepted for exchange prior to such termination.



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     THE COMPANY RESERVES THE ABSOLUTE RIGHT TO REJECT ANY AND ALL OLD CLASS A
NOTES NOT PROPERLY TENDERED OR ANY OLD CLASS A NOTES THE COMPANY'S ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF COUNSEL TO THE COMPANY, BE UNLAWFUL.

     We are asking you to contact your clients for whom you hold Old Class A Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Class A Notes registered in their own names. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent as described in the Prospectus) in connection with the solicitation of tenders of Old Class A Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay any transfer taxes applicable to the tender of Old Class A Notes to it or its order, except as otherwise provided in the Prospectus or the Letter of Transmittal.

     Enclosed is a copy of each of the following documents:

          1. The Prospectus.

          2. A Letter of Transmittal for your use in connection with the Exchange Offer and for the information of your clients.

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Class A Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis.

          4. A form of letter that may be sent to your clients for whose accounts you hold Old Class A Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on ______, 2004, unless extended by the Company (the "Expiration Date"). Old Class A Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date if such Old Class A Notes have not previously been accepted for exchange pursuant to the Exchange Offer. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD CLASS A NOTES BEING TENDERED.

     To tender Old Class A Notes in the Exchange Offer, certificates for Old Class A Notes (or confirmation of a book-entry transfer into the Exchange Agent's account at The Depository Trust Company of Old Class A Notes tendered electronically) and a duly executed and properly completed Letter of Transmittal or facsimile thereof, or an Agent's Message (as defined in "The Exchange Offer - Book-Entry Transfer" in the Prospectus) in lieu thereof, together with any other required documents, must be received by the Exchange Agent as indicated in the Prospectus.

     If holders desire to tender Old Class A Notes pursuant to the Exchange Offer and (i) certificates representing such Old Class A Notes are not immediately available, or (ii) certificates evidencing such Old Class A Notes or any other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such holders may effect a tender of such Old Class A Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures." Holders following the guaranteed delivery procedure must still fully complete, execute and deliver the Letter of Transmittal or facsimile thereof.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Class A Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable law.



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     Additional copies of the enclosed material may be obtained from the
Exchange Agent by calling (800) 934-6802.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OR THE SOLICITATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


                                             Very truly yours,


                                             AMERICAN AIRLINES, INC.




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